EXHIBIT 99.3
Unaudited Pro Forma Financial Information
On August 19, 2008, Woodward Governor Company (“Woodward”) entered into a definitive Stock Purchase Agreement (“Purchase Agreement”) by and among Woodward Governor Company, MPC Products Corporation, Techni-Core, Inc. (MPC Products Corporation and Techni-Core, Inc., collectively “MPC”), The Successor Trustees of the Joseph M. Roberti Revocable Trust dated December 29, 1992, Maribeth Gentry, as Successor Trustee of the Vincent V. Roberti Revocable Trust dated April 4, 1991, and the individuals and entities named in Schedule I thereto. Pursuant to the terms and conditions of Purchase Agreement, on October 1, 2008, MPC was acquired by Woodward and MPC became a wholly owned subsidiary of Woodward (the “Acquisition”).
The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 and the unaudited pro forma condensed consolidated statement of operations for the year ended September 30, 2008 are derived from the audited historical financial statements of Woodward for the year ended September 30, 2008 and the unaudited consolidated financial statements of Techni-Core, Inc. for the year ended September 30, 2008. The consolidated financial statements of Techni-Core, Inc. include MPC Products Corporation’s results for the indicated periods.
The unaudited consolidated statement of operations of Techni-Core, Inc. for the year ended September 30, 2008 was calculated by taking the audited consolidated statement of operations of Techni-Core, Inc. for the year ended December 31, 2007 less the unaudited consolidated statement of operations of Techni-Core, Inc. for the nine months ended September 30, 2007, plus the unaudited consolidated statement of operations of Techni-Core, Inc. for the nine months ended September 30, 2008. The assumptions, estimates, and adjustments herein have been made solely for purposes of developing these unaudited pro forma consolidated financial statements.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 gives effect to the Acquisition as if it had occurred on September 30, 2008. The unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 2008 give effect to the Acquisition as if it occurred on October 1, 2007.
The following unaudited condensed consolidated financial statements have been prepared pursuant to the requirements of Article 11 of regulation S-X, to give effect to the completed Acquisition, which has been accounted for as a purchase business combination in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (“SFAS 141”).
The pro forma condensed consolidated financial statements, which are filed as Exhibit 99.3 to this Amendment No. 2 to Current Report on Form 8-K/A, should be read in conjunction with (i) the historical audited consolidated financial statements and related notes of Woodward, and “Management’s Discussions and Analysis of Financial Condition and results of Operations” contained in Woodward’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, filed on November 19, 2008, (ii) the historical audited financial statements and related notes of Techni-Core, Inc. as of and for the years ended December 31, 2007 and 2006, which are filed as Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K/A, and (iii) the historical unaudited financial statements and related notes of Techni-Core, Inc. as of September 30, 2008 and September 29, 2007, and for each of the periods from January 1, 2008 through September 30, 2008 and from January 1, 2007 through September 29, 2007, which are filed as Exhibit 99.2 to this Amendment No. 1 to Current Report on Form 8-K/A. Techni-Core, Inc.’s financial statements include MPC Products Corporation’s financial position and results of operation. The unaudited pro forma consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Woodward that would have been reported had the Acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
WOODWARD GOVERNOR COMPANY
AS OF SEPTEMBER 30, 2008
(in thousands)

			Consolidated Pro		Consolidated
	Woodward	MPC (1)	Forma Adjustments		Total
ASSETS
Current assets:
Cash and cash equivalents	$109,833	$422	$(7,218)	j, k	$103,037
Accounts receivable, less allowance for losses	178,128	36,752	(359)	a	214,521
Inventories	208,317	65,116	7,076	b	280,509
Income taxes receivable	—	3,504			3,504
Deferred income taxes	25,128	6,959			32,087
Other current assets	16,649	986	810	j	18,445

Total current assets	538,055	113,739	309		652,103

Property, plant and equipment — net	168,651	18,571	4,774	c, d	191,996
Goodwill	139,577	4,510	141,601	e	285,688
Other intangibles — net	66,106	259	162,541	f	228,906
Deferred income taxes	6,208	20			6,228
Other assets	8,420	1,513	4,251	j	14,184

Total assets	$927,017	$138,612	$313,476		$1,379,105

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$4,031	$18,610	$(18,610)	k	$4,031
Current portion of long-term debt	11,560	2,921	5,625	j	20,106
Accounts payable	65,427	12,726	(359)	a	77,794
Income taxes payable	2,235	621			2,856
Accrued liabilities	85,591	37,660	47,054	h, j, p	170,305

Total current liabilities	168,844	72,538	33,710		275,092

Long-term debt, less current portion	33,337	—	344,375	j	377,712
Deferred income taxes	27,513	93			27,606
Other liabilities	67,695	662	2,164	g, i	70,521

Total liabilities	297,389	73,293	380,249		750, 931
Commitments and contingencies (Note 6)
Minority interest	—	27,946	(27,946)	l	—
Total stockholders’ equity	629,628	37,373	(38,827)	g, p , r	628,174

Total liabilities and shareholders’ equity	$927,017	$138,612	$313,476		$1,379,105

(1)	Certain reclassifications were made to conform to Woodward’s financial statement presentation.
See notes to the unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
WOODWARD GOVERNOR COMPANY
FOR THE YEAR ENDED SEPTEMBER 30, 2008
(in thousands, except per share amounts)

			Consolidated Pro		Consolidated
	Woodward	MPC (1)	Forma Adjustments		Total

Net sales	$1,258,204	$206,236	1,919	a, s	$1,466,359

Costs and expenses:
Cost of goods sold	882,996	152,700	(618)	a, d, q, s	1,035,078
Selling, general, and administrative expenses	115,399	35,148	(787)	d, f, o, p, q, s	149,760
Research and development costs	73,414	6,142	(166)	d, s	79,390
Amortization of intangible assets	6,830	—	12,885	f	19,715
Interest expense	3,834	2,433	19,720	m, n	25,987
Interest income	(2,120)	—			(2,120)
Other income	(4,685)	—			(4,685)
Other expense (Note 6)	626	25,000			25,626

Total costs and expenses	1,076,294	221,423	31,034		1,328,751

Earnings before income taxes	181,910	(15,187)	(29,115)		137,608
Income taxes	(60,030)	(3,269)	9,891	g, i, s, t	(53,408)

Income before minority interest	121,880	(18,456)	(19,224)		84,200
Minority interest	—	16,232	(16,232)	l	—

Net earnings (loss)	$121,880	$(2,224)	$(35,456)		$84,200

Net earnings (loss) per share:
Basic	$1.80	$(278.00)			$1.24
Diluted	$1.75	$(278.00)			$1.21

Weighted-averages shares used to compute net earnings (loss) per share (Note 5):
Basic	67,564	8	70	q	67,634
Diluted	69,560	8	70	q	69,630

(1)	Certain reclassifications were made to conform to Woodward’s financial statement presentation.
See notes to the unaudited pro forma condensed consolidated financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS OF
WOODWARD GOVERNOR COMPANY
Note 1: Basis of pro forma presentation
On October 1, 2008, Woodward Governor Company (“Woodward”) completed its acquisition of the outstanding common stock of MPC Products Corporation and Techni-Core, Inc. (together “MPC”) and MPC became a wholly-owned subsidiary of Woodward (the “Acquisition”). The estimated purchase price and price allocation, as presented below, are preliminary, and may change materially, as Woodward is in the process of finalizing the majority of the amounts presented.
The preliminary purchase price of the Acquisition is as follows (in thousands):

Cash paid to owners	$331,850
Cash held in escrow	5,000
Estimated direct transaction costs (See Note 4 (h))	1,758

Total estimated purchase price	$338,608

MPC was purchased primarily through the issuance of debt (see Note 3).
The unaudited pro forma condensed consolidated financial statements included herein have been prepared by Woodward pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in Woodward’s Amendment No. 2 to Current Report on Form 8-K/A prepared in connection with the Acquisition.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 and the unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 2008 are derived from the audited historical financial statements of Woodward for the year ended September 30, 2008 and the unaudited consolidated financial statements of Techni-Core, Inc. for the year ended September 30, 2008, which include MPC Products Corporation’s results of operations. The unaudited consolidated statement of operations of Techni-Core, Inc. for the year ended September 30, 2008 was calculated by taking the audited consolidated statement of operations of Techni-Core, Inc. for the year ended December 31, 2007 less the unaudited consolidated statement of operations of Techni-Core, Inc. for the nine months ended September 30, 2007, plus the unaudited consolidated statement of operations of Techni-Core, Inc. for the nine months ended September 30, 2008. The assumptions, estimates, and adjustments herein have been made solely for purposes of developing these unaudited pro forma consolidated financial statements. The consolidated financial statements of Techni-Core, Inc. include MPC Products Corporation’s results for the indicated periods.
Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, Woodward believes that the disclosures provided herein, along with those included in Woodward’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, filed on November 19, 2008, are adequate to make the information presented not misleading.
The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of Woodward’s financial position or results of operations which would actually have been obtained had such transaction been completed as of the date or for the periods presented, or for the financial position or results of operations that may be obtained in the future.

Note 2: Purchase price allocation
Under the purchase method of accounting, the total purchase price will be allocated to MPC’s assets acquired and liabilities assumed based on the estimated fair value of MPC’s tangible and intangible assets and liabilities as of the October 1, 2008 closing date of the Acquisition. The excess of the purchase price over the net tangible and intangible asset will be recorded as goodwill. Woodward has made a preliminary allocation of the estimated purchase price using estimates as described in the introduction to these unaudited pro forma condensed combined consolidated financial statements as follows (in thousands):
Estimated Preliminary Purchase Price Allocation

Cash and cash equivalents	$422
Accounts receivable, less allowance for losses	36,752
Inventories	72,192
Income taxes receivable	3,504
Other current assets	986
Property, plant, and equipment	23,345
Other assets	1,513
Deferred income taxes, net	6,886
Short-term borrowings	(18,610)
Current portion of long-term debt	(2,921)
Accounts payable	(12,726)
Income taxes payable	(621)
Accrued liabilities	(79,418)
Other liabilities	(1,607)

Net tangible assets acquired	29,697

Amortizable intangible assets:
Trade name	3,700
Technology	25,600
Non-compete agreements	1,000
Backlog	12,200
Software	6,200
Customer relationships	114,100

Total amortizable intangible assets	162,800

Goodwill	146,111

Total estimated preliminary purchase price	$338,608

Of the total purchase price, a preliminary estimate of approximately $29.7 million has been allocated to net tangible assets acquired and a preliminary estimate of approximately $162.8 million has been allocated to amortizable intangible assets acquired. The depreciation and amortization effect of the fair value adjustment to certain tangible assets and the amortization related to the amortizable assets are reflected as pro forma adjustments to the unaudited pro forma condensed combined consolidated statements of operations as described in Note 4 to these the unaudited pro forma condensed combined consolidated financial statements.
Of the total estimated purchase price, approximately $146.1 million has been allocated to goodwill. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and identifiable intangible assets. This amount is subject to change based on finalization of the purchase accounting by Woodward.
Woodward has evaluated and continues to evaluate pre-Acquisition contingencies related to MPC that existed as of the Acquisition date. If these pre-Acquisition contingencies become probable in nature and estimable during the remainder of the purchase price allocation period, amounts will be recorded to goodwill for such matters. If these pre-Acquisition contingencies become probable in nature and estimable after the end of the purchase price allocation period, amounts will be recorded for such matters in Woodward’s results of operations.

Note 3: Financing activities
On October 1, 2008, Woodward issued approximately $350.0 million of debt to finance the Acquisition and to repay the short-term borrowings and other obligations of MPC Products Corporation. The debt is comprised of the following (in thousands):

	Amount	Maturity	Interest

Unsecured Term Loan	$150,000	October 1, 2013	Libor + 1% to 2.25%
Series B Notes	80,000	October 1, 2013	5.63%
Series C Notes	40,000	October 1, 2015	5.92%
Series D Notes	80,000	October 1, 2018	6.39%

	$350,000

The interest rates were those in effect on the date of the issuance of the debt. Finance costs incurred as a result of issuing this debt totaled $5.1 million.
Note 4: Pro forma adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:
(a)	To eliminate intercompany transactions between Woodward and MPC for the historical periods presented (in thousands):

Accounts receivable	$(359)
Accounts payable	359
Sales	1,784
Cost of goods sold	(1,784)
(b)	To record the difference between preliminary estimated fair value and the historical value of inventory (in thousands):

		Preliminary
	Historical	Estimated
	Value	Fair Value	Increase

Inventory	$65,116	$72,082	$6,966
(c)	To eliminate Techni-Core assets which were not included in the Acquisition.

Property, plant, and equipment, net	$(3,340)
(d)	To record the difference between the preliminary fair value and the historical value of MPC’s property, plant, and equipment and the resulting change in depreciation expense (in thousands):

		Preliminary
	Historical	Estimated		Change in	Useful
	Value	Fair Value	Increase	Depreciation	Life
Property, plant, and equipment	$15,231	$23,345	$8,114	$2,038	3 - 10

Allocation of depreciation expense
Cost of goods sold				$1,785
Research and development				8
Selling, general, and administrative	.			245

				$2,038

(e)	To eliminate MPC’s historical goodwill and record preliminary estimated fair value of goodwill for the Acquisition (in thousands):

		Preliminary
	Historical	Estimated
	Value	Fair Value	Increase
Goodwill	$4,510	$146,111	$141,601
(f)	To record the difference between the preliminary fair value and the historical value of MPC’s intangible assets and the resulting increase in amortization expense (in thousands):

		Preliminary
	Historical	Estimated		New	Historical	Change in
	Value	Fair Value	Increase	Amortization	Amortization	Amortization
Trade name	$—	$3,700	$3,700	$636	$—	$636
Technology	—	25,600	25,600	1,711	—	1,711
Non-compete Agreements	—	1,000	1,000	500	—	500
Backlog	—	12,200	12,200	7,831	—	7,831
Product software	—	6,200	6,200	477	—	477
Customer Relationships	259	114,100	113,841	1,730	84	1,646

	$259	$162,800	$162,541	$12,885	$84	$12,801

Allocation of amortization
Amortization of intangibles				$12,885	$—	$12,885
Selling, general, and administrative				—	84	(84)

				$12,885	$84	$12,801

The amortization method and estimated useful lives of the identifiable intangible assets are as follows:

	Amortization	Useful
	Method	Life
Trade name	Accelerated	5
Technology	Accelerated	15
Non-compete agreements	Straight Line	2
Backlog	Accelerated	3
Product software	Accelerated	13
Customer relationships	Accelerated	16

(g)	To record the pro forma impact of implementing Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN 48”) which provides guidance on the financial statement recognition, measurement, reporting, and disclosure of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 addresses the determination of whether tax benefits, either permanent or temporary, should be recorded in the financial statements. For those tax benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by the taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The change in measurement criteria requires MPC to recognize a decrease in the retained earnings component of stockholders’ equity of $999 thousand and current year income tax for changes in various credits of $220 thousand. The changes in tax liabilities related to implementing FIN 48 and changes in various credits were included in other liabilities (in thousands):

Increase reserves related to research credits	$(220)
FIN 48 adjustments	(999)

Net increase in other liabilities	$(1,219)

Income tax expense	$220
Retained earnings- beginning	999
(h)	To record direct acquisition costs and restructuring charges (in thousands):

Restructuring Charges	$10,000
Change of control payments	30,000
Professional fees	1,758

$41,758

Restructuring charges will include a number of items such as those associated with integrating similar operations, workforce management, vacating certain facilities, and the cancellation of some contracts. No adjustment related to the estimated restructuring charges has been included in the unaudited pro forma condensed consolidated statement of operations since the costs associated with these restructuring activities are non-recurring in nature. These restructuring charges and related actions are expected to provide for future cost reductions and other earnings improvements.

Change of control payments represent estimated payments to certain MPC employees as a result of employment agreements in place prior to the Acquisition. Professional fees include legal and accounting costs directly associated with the Acquisition.

These estimated liabilities are expected to be recorded during purchase price allocation period as an adjustment to goodwill. These estimates are subject to change based on Woodward’s further assessments.

(i) To increase reserves related to current and prior year tax matters totaling $945 thousand.

(j) To record debt and cash issued to finance the acquisition of MPC and related finance costs (in thousands):

Long-Term Debt
Current portion of long-term debt	$5,625
Long-term debt	344,375

Total debt	$350,000

Use of Proceeds

Cash paid to owners	$331,850
Cash held in escrow	5,000
Direct transaction costs	1,738
Repayment of short-term borrowings	18,610

357,218
Less amount paid from cash on hand	(7,218)

$350,000

Finance Costs

Prepaid Finance Costs — Current	$810
Prepaid Finance Costs — NonCurrent	4,251

$5,061

(k)	To record repayment of $18,610 thousand of short-term borrowings upon completion of the Acquisition.
(l)	To eliminate minority interest.

(m)	To record interest expense and amortization of finance costs associated with the issuance of the long-term debt used to finance the acquisition (in thousands):

Unsecured Term Loan	$8,590
Series B Notes	4,671
Series C Notes	2,661
Series D Notes	5,185

$21,107

Interest expense on long-term debt reflected in the unaudited pro forma condensed combined consolidated statements of operations and in the table above assumes that interest rates and principal amounts will remain equal to those that existed at the date of issuance. The unaudited pro forma condensed combined consolidated statements of operations and the table above do not reflect any reductions in interest expense that may result from repayments of Woodward’s debt or any changes in interest rates that may result from the refinancing of those borrowings.

(n)	To eliminate interest expense totaling $1,387 thousand related to the repayment of short-term borrowings.

(o)	To eliminate nonrecurring payments totaling $815 thousand made to the estate of MPC’s owners.

(p)	To record estimated management bonuses totaling $235 thousand for certain MPC employees based on Woodward’s management incentive plan for fiscal 2008.

(q)	To record the issuance of 69,673 shares of Woodward restricted common stock awarded to certain MPC employees related to their employment agreements and the related compensation expense allocated 15% to cost of goods sold and the remaining portion to selling, general, and administrative expense.

Allocation of Compensation Expense (in thousands)
Cost of goods sold	170
Selling, general, and administrative	962
(r)	To eliminate MPC’s remaining historical stockholders’ equity totaling $37,373 thousand.

(s)	To eliminate the loss of business sold by MPC prior to the Acquisition (in thousands):

Net sales	$135
Cost of goods sold	(788)
Selling, general, and administrative expenses	(1,330)
Research and development	(174)
Income taxes	8

$(2,149)

(t)	To record the pro forma tax effect of the adjustments based on an estimated prospective statutory rate of 38%.

Note 5: Pro forma earnings per share
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the weighted-average number of Woodward common shares outstanding and are adjusted for the estimated common stock dilution assuming stock options were exercised. Restricted common stock granted on the date of the Acquisition are treated as if those awards had been outstanding at the beginning of the period presented without consideration of any subsequent cancellations.
Note 6: Commitments and contingencies
MPC Products Corporation is subject to an investigation by the U.S. Department of Justice (the “DOJ”) regarding certain of its pricing practices prior to 2006 related to government contracts. MPC Products Corporation and the U.S. Attorney for the Northern District of Illinois have reached a settlement in principle and are in the process of finalizing and obtaining approvals within the DOJ. Final disposition will be subject to acceptance and approval by the U.S. District Court. It is anticipated that any settlement of the matter would involve the payment of monetary fines and other amounts by MPC Products Corporation. MPC Products Corporation is also in the process of working with the U.S. Department of Defense to resolve any administrative matters that may arise out of the investigation. There can be no assurance as to the resolution of these matters. The purchase price paid by Woodward in connection with the consummation of the Acquisition was reduced by $25.0 million, which represents the amount agreed to in principle by MPC with the U.S. Attorney and is reflected in MPC’s statement of operations and opening balance sheet.
MPC Products Corporation expensed $5.0 million during the 12 months ended September 30, 2008 related to the settlement of a warranty adjustment to one of its significant customers.